UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                               November 16, 2001
              --------------------------------------------------

                           Lucent Technologies Inc.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                   1-11639                 22-3408857
----------------------------     ---------------       -------------------
     (State or other              (Commission           (I.R.S. Employer
jurisdiction of organization         File                 Identification
                                    Number)                   Number)



600 Mountain Avenue, Murray Hill, New Jersey                  07974
----------------------------------------------            ------------
  (Address of principal executive offices)                  (Zip Code)



                                (908) 582-8500
     ---------------------------------------------------------------------
             (Registrant's telephone number, including area code)

                                     None
    ----------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

     On November 16, 2001, Lucent Technologies Inc., a Delaware corporation ("Lucent"), and The Furukawa Electric Co., Ltd., a corporation organized under the laws of Japan ("Furukawa"), consummated the sale of Lucent's Optical Fiber Solutions ("OFS") business. Pursuant to the Asset and Stock Purchase Agreement by and between Lucent and Furukawa, as amended (the "ASPA"), Lucent received consideration of approximately $2.3 billion.

     Lucent issued a press release announcing completion of the sale of its OFS business, a copy of which is attached hereto as Exhibit 99.1. A copy of Amendment No. 1 dated as of November 15, 2001, to the ASPA is attached hereto as Exhibit 99.2.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

Exhibit   Description
-------   -----------

99.1      Press Release dated November 16, 2001, of Lucent Technologies Inc.

99.2 Amendment No. 1 dated as of November 15, 2001, to the Asset and Stock Purchase Agreement dated as of July 24, 2001, by and between Lucent Technologies Inc. and The Furukawa Electric Co., Ltd.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     LUCENT TECHNOLOGIES INC.,

                                       by
                                          /s/ Richard J. Rawson
                                          -------------------------------------
                                          Name:   Richard J. Rawson
                                          Title:  Senior Vice President,
                                                  General Counsel and Secretary



Date:     November 20, 2001

                                 EXHIBIT INDEX

Exhibit   Description

99.1      Press Release dated November 16, 2001, of Lucent Technologies Inc.

99.2 Amendment No. 1 dated as of November 15, 2001, to the Asset and Stock Purchase Agreement dated as of July 24, 2001, by and between Lucent Technologies Inc. and The Furukawa Electric Co., Ltd.

                                                                  Exhibit 99.1


NEWS RELEASE


                                                                  [LOGO OMITTED]
Mary Ward                          Harumitsu Ogino          LUCENT TECHNOLOGIES
Lucent Technologies                Furukawa Electric      Bell Labs Innovations
908-582-7658 (office)              81-3-3286-3050
732-424-0215 (home)
maryward@lucent.com


Phil Armstrong

CommScope

828-323-4848



LUCENT TECHNOLOGIES COMPLETES SALE OF OPTICAL FIBER SOLUTIONS BUSINESS TO FURUKAWA ELECTRIC

FOR RELEASE: FRIDAY, NOVEMBER 16, 2001

     MURRAY HILL, N.J. - Lucent Technologies (NYSE: LU) today announced that it has completed the sale of its Atlanta-based Optical Fiber Solutions (OFS) business to Furukawa Electric Co., Ltd. (Tokyo: 5801).
     Lucent will receive $2.3 billion from Furukawa for the major portion of the business, $225 million less than originally agreed. As was announced on July 24, Furukawa and CommScope (NYSE: CTV) will form a venture to operate a portion of the OFS business.
     In a separate agreement also announced July 24, Corning is purchasing the remaining portion of Lucent's OFS business, which consists of interest in two joint ventures in China - Lucent Technologies Shanghai Fiber Optic Co. Ltd. and Lucent Technologies Beijing Fiber Optic Cable Co., Ltd. Corning will pay Lucent $225 million for its interests in these businesses. This transaction is subject to various approvals, including Chinese governmental approval. Lucent commented that the sale of this business is one in a series of moves to sharpen its focus on meeting the needs of the world's largest service providers for advanced broadband and mobile infrastructure technology. This also is an opportunity for the OFS business to expand its position as a leading optical fiber, fiber optical cable, fiber apparatus and specialty fiber and components manufacturer.

                                    -more-

About Lucent Technologies
     Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs and delivers networks for the world's largest communications service providers. Backed by Bell Labs research and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next-generation networks. The company's systems, services and software are designed to help customers quickly deploy and better manage their networks and create new, revenue-generating services that help businesses and consumers. For more information on Lucent Technologies, visit its Web site at http://www.lucent.com.


                                     # # #

                                                                  Exhibit 99.2
                                                                Conformed Copy



                              AMENDMENT NO. 1 dated as of November 15, 2001
                         (this "Amendment"), by and between LUCENT
                         TECHNOLOGIES INC., a Delaware corporation ("Seller"), and THE FURUKAWA ELECTRIC CO., LTD., a corporation organized under the laws of Japan ("Buyer").


          WHEREAS Seller and Buyer have entered into an Asset and Stock Purchase Agreement dated as of July 24, 2001 (the "Agreement"); and

          WHEREAS Buyer and Seller desire to add certain provisions to, amend certain provisions of and clarify certain matters relating to, the Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound by this Amendment, Seller and Buyer hereby agree as follows:

          SECTION 1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

          SECTION 2. Amendments to the Agreement. (a) Amendment to Section 2.3(a). Section 2.3(a) of the Agreement is hereby amended by deleting the phrase "Two Billion Five Hundred Twenty-Five Million U.S. Dollars ($2,525,000,000.00)" appearing in the third and fourth lines thereof and replacing such phrase with the phrase "Two Billion Three Hundred Million U.S. Dollars ($2,300,000,000.00)".

          (b) Amendment to Section 3.9. Section 3.9 of the Agreement is hereby amended by adding a new paragraph (g) thereof, which shall read in its entirety as set forth in Annex I to this Amendment.

          (c) Addition of Section 3.25. A new Section 3.25 shall be added to the Agreement which reads in its entirety as follows:

          "Section 3.25 Take or Pay Contracts

          Other than as set forth on Schedule 3.25, no Contract that is transferred, assigned, conveyed and/or delivered to

Buyer on the Closing Date pursuant to Section 2.1(g) of the Agreement contains any obligation or commitment that would require Buyer, after the Closing, to meet any minimum volume or other commitment to purchase a specified level of materials and/or pay any penalty in the event that it does not meet certain minimum volume or other commitments to purchase a specified level of materials."

          Schedule 3.25 is attached hereto as Annex II.

          (d) Amendment and Restatement of Section 5.5. Section 5.5 of the Agreement is hereby amended and restated to read in its entirety as set forth in Annex III to this Amendment.

          (e) Modification of Schedule 5.5(l)(i). The section of Schedule 5.5(l)(i) to the Agreement captioned "Neutrality Agreement Entities and Facilities" is hereby amended and restated to read in its entirety as follows:

          "Neutrality Agreement Entities and Facilities

          Business Facilities Located In:

          -Norcross
          -Sturbridge
          -Avon
          -Somerset".

          (f) Amendment and Restatement of Section 5.15(c)(v). Section 5.15(c)(v) of the Agreement is hereby amended and restated to read in its entirety as follows:

     "(v) notwithstanding the provisions of the Addendum to Schedule 3.7(b) setting forth the square footage to be occupied by Buyer under each of the Lease Agreements, Buyer shall have the right, exercisable by written notice given to Seller not later than ten (10) Business Days following the Closing, to reduce the amount of square footage to be occupied by Buyer under one or more of the Lease Agreements by a percentage amount up to the percentage reduction in the number of Business Employees who will be working in such premises subsequent to the Closing based on terminations and retirements of Business Employees which become effective, and voluntary separations/packages which have been accepted by Business Employees, in each case prior to Closing, as compared to the average number of Business Employees who worked in such premises during August, 2001. If Buyer exercises its right, pursuant to the preceding sentence, to reduce the amount of square footage to be occupied in any of such premises, then Buyer may designate which offices or other portions of such premises formerly occupied by OFS shall not be occupied by Buyer subject to the approval of Seller, which shall not be unreasonably withheld or delayed, and the applicable Lease Agreements (including the description of the demised premises, the square footage amount, the aggregate monthly and annual rent, and any other charges determined based upon square footage) shall be modified to reflect such reduction(s) in the square footage to be occupied by Buyer retroactive to the date of Closing as promptly as is practicable after Closing; provided that if the consent of the Mortgage Lender to the reduction in square footage described above with respect to the Lease Agreements relating to Murray Hill and/or Whippany is required but is not granted, Seller and Buyer shall enter into Lease Agreements for Murray Hill and/or Whippany, as applicable, without such reductions in square footage, or shall not amend or modify such Lease Agreements to reflect such reductions, and, in either case, Seller shall indemnify and hold Buyer harmless from and against the rent and any other charges and/or obligations that Buyer would have avoided if the Mortgage Lender had consented to such reductions in square footage and Seller shall have the exclusive right to use and occupy the space that would have been the subject of the reductions, provided further that the foregoing indemnification shall (1) survive the Closing hereunder and (2) not be subject to the limitations or restrictions on Seller's indemnification obligations set forth in
     Section 9.3 of this Agreement, including those set forth in Section 9.3(g) hereof."

          SECTION 3. Additional Agreements. Seller and Buyer hereby acknowledge and agree to the following:

          (a) Indemnification Matters. Notwithstanding anything in Section 9.3(a) of the Agreement to the contrary, Seller shall not be responsible for, and shall have no obligation to indemnify, defend or hold harmless Buyer or any other Indemnified Party from and against, any Losses incurred or suffered by any Indemnified Party arising out of, resulting from or relating to any actual, asserted or alleged infringement or misappropriation of any patent owned by any Person listed on

Annex IV to this Amendment as a result of any activities or current or future products of OFS, in each case occurring after the Closing; provided, that, notwithstanding the foregoing, nothing contained herein shall be deemed to amend, modify, waive or otherwise limit any of Seller's liabilities and obligations under Section 2.5(i) or Section 9.3(b) of the Agreement.

          (b) Certain Contracts. Notwithstanding anything in Section 2.4(b) of the Agreement to the contrary, any obligation that exists as of the Closing to purchase material under any Contract listed on Schedule 3.25 to the Agreement, each of which Contracts shall be transferred, assigned, conveyed and delivered to Buyer on the Closing Date pursuant to Section 2.1(g) of the Agreement, shall constitute an Assumed Liability under the Agreement; provided, that all liabilities and obligations (other than obligations to purchase material thereunder set forth above) arising under or relating to such Contracts that are not expressly assumed by Buyer under Section 2.4(b) of the Agreement shall remain Excluded Liabilities under the Agreement.

          (c) South Carolina MOU. Notwithstanding anything in the Agreement to the contrary, the Memorandum of Understanding dated as of December 18, 2000, among Project Spider; Richland County, South Carolina; the City of Columbia, South Carolina; the South Carolina Coordinating Council for Economic Development; and the South Carolina Department of Commerce, shall be an Excluded Contract under the Agreement.

          (d) Workforce Reduction Costs. Notwithstanding anything in the Agreement to the contrary, Seller shall bear all costs in excess of $13.2 million that are associated with the OFS Workforce Reduction Plan contemplated by Annex VI to this Amendment, and all such costs in excess of such amount shall be Excluded Liabilities under the Agreement; provided, that Buyer shall bear the actual out-of-pocket cost to implement the OFS Workforce Reduction Plan contemplated by Annex V to this Amendment to the extent such out-of-pocket costs do not exceed $13.2 million, and such costs shall be Assumed Liabilities under the Agreement.

          (e) Certain Operational Expenses. Notwithstanding anything in the Agreement to the contrary, Seller shall not be responsible to pay the out-of-pocket cost of upgrading or modifying the wastewater pretreatment facility at the Norcross, Georgia OFS facility to accommodate the tetra methyl ammonium hydroxide manufacturing process.

          (f) JV Capital Contribution. In connection with obtaining the consent of the lenders under Litespec Optical Fiber L.L.C.'s ("Litespec") credit facilities to the transfer of the Transferred JV Interests relating to Litespec, Buyer shall agree to make, or cause its Subsidiary or Affiliate to make, at or following the Closing, a capital contribution to Litespec, not to exceed $5 million, if, and only if, (i) any such capital contributions are required by such lenders to obtain their consent to the transfer of the Transferred JV Interests relating to Litespec and (ii) Sumitomo Electric Industries, Inc. causes its applicable Subsidiary to make a pro rata capital contribution to Litespec on the same terms and conditions as the capital contribution, if any, to be made at or following the Closing by Buyer or its Subsidiary or Affiliate in connection with the foregoing.

          (g) Non-Cash Consideration. Notwithstanding anything in the Agreement or the Financing Agreement to the contrary, (i) if delivered by or on behalf of Buyer, Seller shall accept, in lieu of a portion of the Purchase Price that would otherwise be payable by Buyer pursuant to the Agreement, 10.2 million shares of common stock, par value $.01 per share, of CommScope, Inc. (the "Shares"); and (ii) any Shares delivered by or on behalf of Buyer in lieu of a portion of the Purchase Price shall be assigned a value of $19.94 per Share.

          (h) Murray Hill Draw Tower. Notwithstanding anything in the Agreement or any Collateral Agreement (or any ancillary agreement entered into pursuant hereto or thereto) to the contrary, none of Buyer or any of its successors or assignees shall be obligated to remove and/or restore the Murray Hill draw tower(s) upon the expiration of the Sublease between Seller, as sublessor, and Buyer or any of its successors or assignees, as sublessee, for a portion of the space in Murray Hill, New Jersey.

          SECTION 4. Effectiveness. This Amendment shall be effective as of the Closing; provided, however, that if the Closing does not occur on November 16, 2001, this Amendment shall become null and void and of no force and effect whatsoever effective as of 12:01 a.m. on November 17, 2001.

          SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS,

INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT,
ENFORCEABILITY, PERFORMANCE AND REMEDIES.

          SECTION 6. Continuation. Seller and Buyer agree and acknowledge that the Agreement, as amended by this Amendment, continues in full force and effect in accordance with its terms.

          SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party has caused this Amendment to be duly executed on its behalf by its duly authorized officer as of the date first written above.



                                   LUCENT TECHNOLOGIES INC.,

                                         by
                                             /s/ Edward D. McKeever
                                             ---------------------------------
                                             Name:  Edward D. McKeever
                                             Title: Vice President - Law


                                   THE FURUKAWA ELECTRIC CO., LTD.,

                                         by
                                             /s/ Katsuhiko Okubo
                                             ---------------------------------
                                             Name:  Katsuhiko Okubo
                                             Title: